SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                   ----------

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                October 31, 2000
                                 --------------
                                (Date of report)


                              GLOBUS WIRELESS LTD.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          NEVADA                      0-25614                     88-0228274
 ----------------------         ----------------------          ---------------
(State of Incorporation)       (Commission File Number)        (IRS Employer ID)


           1955 Moss Court, Kelowna, British Columbia, Canada V1Y 9L3
                     --------------------------------------
                    (Address of principle executive offices)


                                  250-860-3130
               --------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2. Acquisition or Disposition of Assets.

     On October 31, 2000, Globus Wireless Ltd., a Nevada corporation ("Globus"), and Victor Abuharoon and Randolph Ryan Aquino (together, the "Vendors"), executed a Share Purchase Agreement that is effective September 1, 2000. Pursuant to the Share Purchase Agreement and subject to the terms and conditions set forth therein, Globus acquired 100% of all of the issued and outstanding shares in the capital of Edge Continental Inc., a corporation incorporated under the laws of Ontario, for Cdn.$1,000,000 and 300,000 shares of restricted common stock of Globus. In addition, the shares issued have an eleven-month bleed-out provision. The Cdn.$1,000,000 purchase price will be paid in 4 equal installments, the first Cdn.$250,000 payment was made on October 31, 2000 and will be followed by similar payments on January 1, 2000, March 31, 2001, and June 30, 2001.

     The foregoing description of the terms of the transaction is qualified in its entirety by reference to the Share Purchase Agreement. A copy of the Share Purchase Agreement is filed as Exhibit 2.1 and is incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.


See Financial Statement Index

Exhibit 2.1 Share Purchase Agreement dated as of October 31, 2000, effective as of September 1, 2000, among Globus Wireless Ltd., and Victor Abuharoon and Randolph Ryan Aquino.*

*Incorporated by reference to Globus's Form 8-K filed on November 14, 2000

                          INDEX TO FINANCIAL STATEMENTS


                        UNAUDITED CONSOLIDATED PRO FORMA
                              FINANCIAL INFORMATION



Pro Forma Condensed Consolidated Financial Statements............... F-1
Pro Forma Consolidated Balance Sheet................................ F-2
Pro Forma Consolidated Statement of Operations
 (Nine-months ended July 31, 2000).................................. F-3
Pro Forma Consolidated Statement of Operations
 (Year ended October 31, 1999)...................................... F-4

                              GLOBUS WIRELESS, LTD.
                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                            (July 31, 2000 and 1999)

Consolidated Balance Sheets......................................... F-7
Consolidated Statements of Operations............................... F-8 - F-9
Consolidated Statements of Stockholders' Equity .................... F-10
Consolidated Statement of Cash Flows................................ F-11
Notes to Consolidated Financial Statements.......................... F-12

                              GLOBUS WIRELESS, LTD
                        CONSOLIDATED FINANCIAL STATEMENTS
                           (October 31, 1999 and 1998)

Report of James E. Schiefley & Associates, P.C., Certified
 Public Accountant ................................................. F-15
Consolidated Balance Sheets ........................................ F-16
Consolidated Statements of Operations .............................. F-17
Consolidated Statements of Stockholders' Equity..................... F-18
Consolidated Statement of Cash Flows................................ F-19 - F-20
Notes to Consolidated Financial Statements.......................... F-21

                              EDGE CONTINENTAL INC.
                        CONSOLIDATED FINANCIAL STATEMENTS

Report of KPMG LLP, Independent Auditors ........................... F-28
Consolidated Balance Sheets ........................................ F-29
Consolidated Statements of Operations and Deficit................... F-30
Consolidated Statement of Cash Flows................................ F-31
Notes to Consolidated Financial Statements.......................... F-32

GLOBUS WIRELESS LTD.

And subsidiaries


Unaudited pro forma consolidated and combined financial information

The following unaudited pro forma consolidated and combined financial information gives effect to the acquisition of Edge Continental Inc. ("Edge") by Globus Wireless Ltd. ("Globus"), which acquisition occurred on September 1, 2000. The acquisition of Edge will be accounted for under the purchase method in accordance with APB Opinion No. 16.

Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Management has estimated that there is no material difference between the book values and the fair values of Edge's net assets and, accordingly, the transaction has been recorded at the net book values of Edge's net assets at September 1, 2000. Goodwill will be amortized on a straight line basis over five years.

The unaudited pro forma consolidated balance sheet as at July 31, 2000 gives effect to the acquisition as if it occurred on July 31, 2000. The Globus balance sheet information was derived from its unaudited July 31, 2000 balance sheet. The Edge balance sheet information was derived from its audited July 31, 2000 balance sheet. The unaudited pro forma combined statements of operations give pro forma effect to the acquisition as if the transaction was consummated as of November 1, 1998. The Globus and Edge fiscal year statement of operations was derived from their audited statements of operations for the years ended October 31, 1999 and July 31, 1999, respectively. The Globus and Edge statement of operations for the nine month period ended July 31, 2000 was derived from their unaudited statements of operations.

The unaudited pro forma consolidated and combined financial information has been prepared by management and is not necessarily indicative of the consolidated financial position or combined results of operations in future periods or the results that actually would have been realized had Globus and Edge been a combined company during the specified periods. The unaudited pro forma consolidated and combined financial information, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Globus included in its October 31, 1999 Form 10-KSB and September 30, 2000 Form 10-QSB filed April 20, 2000 and September 14, 2000, respectively, with the Securities and Exchange Commission and the historical financial statements of Edge included in this SB-2 registration statement.



GLOBUS WIRELESS LTD.
Unaudited Pro Forma Consolidated Balance Sheet

July 31, 2000

$ United States
---------------------------------------------------------------------------------------------------------------
                                                            Historical                      Pro Forma
                                                       Globus          Edge       Adjustments       Consolidated
                                                                                      (note 2)
---------------------------------------------------------------------------------------------------------------
Assets
Current assets
     Cash                                           $   429,739    $    38,070    $  806,994)(a)    $  (339,185)
     Marketable security                                199,012           --            --              199,012
     Accounts receivable                                 54,291        399,878          --              454,169
     Loans and other advances                            26,725           --            --               26,725
     Advances to shareholders                              --           74,731          --               74,731
     Inventory                                           34,868        303,870          --              338,738
     Prepaid expenses and deposits                        6,966        266,234          --              273,200
                                                    -----------    -----------    -----------       -----------
                                                        751,601      1,082,783      (806,994)         1,027,390

Capital assets                                          397,705         85,446          --              483,151
Other assets                                             14,847           --            --               14,847
Goodwill                                                   --             --       1,758,052 (b)      1,758,052
                                                    -----------    -----------    -----------       -----------
                                                    $ 1,164,153    $ 1,168,229    $  951,058        $ 3,283,440
                                                    ===========    ===========    ===========       ===========

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities
     Accounts payable and
       accrued liabilities                          $    28,499    $   609,494    $     --          $   637,993
     Due to shareholder                                  51,843           --            --               51,843
     Advances from related parties                         --           38,726          --               38,726
     Loans payable to related parties                      --          697,667          --              697,667
                                                    -----------    -----------    -----------       -----------
                                                         80,342      1,345,887          --            1,426,229

Stockholders' Equity (Deficiency)
     Capital stock                                       12,224             13           300 (a)         12,524
                                                                                         (13)(c)
     Additional paid in capital                       6,490,465           --         773,100 (a)      7,263,565
     Deficit                                         (5,398,815)      (179,338)      179,338 (c)     (5,398,815)
     Cumulative translation adjustment                  (20,063)         1,667        (1,667)(c)        (20,063)
                                                    -----------    -----------    -----------       -----------
                                                      1,083,811       (177,658)      951,058          1,857,211

                                                    -----------    -----------    ----------        -----------
                                                    $ 1,164,153    $ 1,168,229    $  951,058        $ 3,283,440
                                                    ===========    ===========    ==========        ===========

See accompanying notes to financial information.

On behalf of the Board:


--------------------------          Director


--------------------------          Director

                                                      F-2



GLOBUS WIRELESS LTD.
Unaudited Pro Forma Combined Statement of Operations

Nine months ended July 31, 2000

$ United States
------------------------------------------------------------------------------------------------
                                               Historical                     Pro Forma
                                        Globus            Edge      Adjustments      Combined
                                                       (Note 4)        (Note 2)
------------------------------------------------------------------------------------------------
Sales                               $     20,185    $  4,000,229    $       --      $  4,020,414
Cost of sales                             11,656       3,580,753            --         3,592,409
                                    ------------    ------------    ------------    ------------
                                           8,529         419,476            --           428,005

Engineering revenue                       59,247            --              --            59,247
                                    ------------    ------------    ------------    ------------
                                          67,776         419,476            --           487,252

Expenses
   Amortization                             --            15,292          87,902(d)      103,194
   General and administrative            967,568         459,677            --         1,427,245
   Interest                                 --            96,284            --            96,284
   Research and development              154,132            --              --           154,132
                                    ------------    ------------    ------------    ------------
                                       1,121,700         571,253          87,902       1,780,855

                                    ------------    ------------    ------------    ------------
Loss                                $ (1,053,924)   $   (151,777)   $    (87,902)   $ (1,243,603)
                                    ============    ============    ============    ============

Weighted average number of shares     11,815,206                                      12,115,206

Loss per share (note 3)             $      (0.09)                                   $      (0.11)
                                    ============    ============    ============    ============


See accompanying notes to financial information.

                                              F-3


GLOBUS WIRELESS LTD.
Unaudited Pro Forma Combined Statement of Operations

$ United States
============================================================================================
                                            Historical                   Pro Forma
                                       Globus         Edge       Adjustments     Combined
                                     Year ended    Year ended
                                     October 31,     July 31,
                                        1999           1999         (Note 2)
--------------------------------------------------------------------------------------------
Sales                               $      --      $ 5,983,435    $     --       $ 5,983,435
Cost of sales                              --        5,551,492          --         5,551,492
                                    ------------   -----------   -----------     -----------
                                           --          431,943          --           431,943

Other revenue                             3,171           --            --             3,171
                                   ------------   -----------   -----------     -----------
                                          3,171        431,943          --           435,114

Expenses
   Amortization                            --            2,601       117,203 (d)     119,804
   General and administrative           795,204        386,561          --         1,181,765
   Interest                               3,709         42,963          --            46,672
   Research and development              70,745           --            --            70,745
                                   ------------    -----------   -----------     -----------
                                        869,658        432,125       117,203       1,418,986
                                   ------------    -----------   -----------     -----------

Loss before other income               (866,487)          (182)     (117,203)       (983,872)


Other income                             22,150           --             --           22,150

                                   ------------    -----------    -----------    -----------
Loss                               $   (844,337)   $      (182)   $  (117,203)   $  (961,722)
                                   ============    ===========    ===========    ===========


Weighted average number of shares     8,742,127           --             --        9,042,127

Loss per share (note 3)            $      (0.10)          --             --      $     (0.11)
                                   ============    ===========    ===========    ===========


See accompanying notes to financial information.

                                            F-4

GLOBUS WIRELESS LTD.
Notes to Unaudited Pro Forma Consolidated and Combined Financial Statements

$ United States

================================================================================

1.   Basis of presentation:

     These pro forma consolidated and combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

     Globus acquired Edge effective September 1, 2000 for a total purchase price of $1,580,394 in a transaction accounted for as a purchase. Globus issued 300,000 shares of its common stock with a fair value of $773,400 and paid cash consideration of $672,495 and direct acquisition costs of $134,499 for all of the outstanding common stock of Edge. The common stock issued by Globus was valued using Globus' average stock price on the date the transaction was announced and the prices of the stock two days before and after the announcement. The cash consideration is payable in increments of $168,124 on October 31, 2000, December 31, 2000, March 31, 2001 and June
     30, 2001. The cash consideration has not been discounted as any outstanding consideration bears interest at 6% per annum.

     The acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Management has estimated that there is no material difference between the book values and the fair values of Edge's net assets. Accordingly, the book values of Edge's assets and liabilities have been combined with the historical values of the assets and liabilities of Globus in the unaudited pro forma consolidated financial information.

     The actual measurement and allocation of the purchase price will depend on Edge's net assets on the closing date. Consequently, the actual measurement and allocation of the purchase price could differ from that presented in the unaudited pro forma consolidated balance sheet.

2.   Pro forma adjustments:

     The pro forma consolidated balance sheet gives effect to the following transactions as if they had occurred on July 31, 2000:

     (a) To reflect the issuance of 300,000 Globus common shares, cash consideration of $672,495 and acquisition costs of $134,499 for an aggregate purchase price of $1,580,394.

     (b) To reflect the purchase price allocation. The purchase price allocation is based on management's estimates of fair values of Edge's tangible assets and liabilities. Management has determined that there is no material difference between the book values and fair values of Edge's net assets. Goodwill will be amortized on a straight-line basis over fifteen years.

         Purchase price is summarized as follows:
              Common stock                                     $     773,400
              Cash consideration                                     672,495
              Acquisition costs                                      134,499
              ------------------------------------------------------------------
              Total purchase price                             $   1,580,394
              ==================================================================

GLOBUS WIRELESS LTD.
Notes to Unaudited Pro Forma Combined Financial Statements (continued)

$ United States

================================================================================

2.   Pro forma adjustments (continued):

         Preliminary allocation of the purchase price is as follows:
              Cash                                              $      38,070
              Accounts receivable                                     399,878
              Advances to shareholders                                 74,731
              Inventory                                               303,870
              Prepaid expenses and deposits                           266,234
              Capital assets                                           85,446
              Accounts payable and accrued liabilities               (609,494)
              Due to related parties                                  (38,726)
              Loans payable to related parties                       (697,667)
              Goodwill                                              1,758,052
              ------------------------------------------------------------------
              Net assets acquired                               $   1,580,394
              ==================================================================


     (c) To reflect the elimination of the stockholders' deficiency of Edge upon consummation of the transaction.

     (d)  To reflect amortization of goodwill.

3.   Pro forma loss per share:

     The unaudited pro forma combined loss per share is based upon the weighted average number of outstanding shares of common stock of Globus during the periods presented, plus the number of shares issued to consummate the acquisition of Edge as if the acquisition occurred at the beginning of the period presented.

4.   Adjustments made to historical information:

     The Edge statement of operations for the nine month period ended July 31, 2000 was derived from the statement of operations for the year ended July 31, 2000. The adjustments were as follows:

================================================================================
                                                  August 1,
                                Year ended        1999 to         Nine months
                                 July 31,       October 31,      ended July 31,
                                  2000             1999               2000
--------------------------------------------------------------------------------

     Sales                     $ 5,851,634      $(1,851,405)      $ 4,000,229
     Cost of sales              (5,313,103)       1,732,350        (3,580,753)
     Expenses                     (717,687)         146,434          (571,253)
     ---------------------------------------------------------------------------
     Loss                         (179,156)     $    27,379       $  (151,777)
     ===========================================================================



GLOBUS WIRELESS LTD.
Consolidated Balance Sheets

$ United States

July 31, 2000 and October 31, 1999

====================================================================================

                                                             July 31,    October 31,
                                                                 2000           1999
                                                (Unaudited - Prepared
                                                        by Management)
------------------------------------------------------------------------------------

Assets
Current Assets
Cash                                                      $   429,739    $   487,562
Marketable Security                                           199,012           --
Accounts receivable                                            54,291         35,197
Loans and other advances                                       26,725           --
Inventories                                                    34,868           --
Prepaid expenses                                                6,966         62,432
                                                          -----------    -----------
                                                              751,601        585,191

Property and equipment, net of accumulated depreciation       397,705        290,351

Other assets                                                   14,847         16,111
                                                          -----------    -----------
                                                          $ 1,164,153    $   891,653
                                                          -----------    -----------

                         Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities                  $    28,499    $    88,262
Note payable                                                     --            1,121
Due to shareholder                                             51,843         51,843
                                                          -----------    -----------
                                                               80,342        141,226



Subscriptions for common stock                                   --          382,627

Stockholders' equity
Common stock                                                   12,224         11,080
Additional paid in capital                                  6,490,465      4,714,212
Accumulated other comprehensive income                        (20,063)       (12,601)
Deficit                                                    (5,398,815)    (4,344,891)
                                                          -----------    -----------
                                                            1,083,811        367,800
                                                          -----------    -----------
                                                          $ 1,164,153    $   891,653
                                                          -----------    -----------


See accompanying notes to consolidated financial statements.

                                        F-7


GLOBUS WIRELESS LTD.
Consolidated Statements of Operations

$ United States

Three month periods ended July 31, 2000 and 1999
(Unaudited - Prepared by Management)

======================================================================================
                                                              2000            1999
--------------------------------------------------------------------------------------
Engineering revenue                                       $     19,684    $       --

Sale of accessories                                              9,473            --
Cost of sales                                                    5,684            --
                                                          ------------    ------------
                                                                 3,789            --
                                                          ------------    ------------
                                                                23,473            --
Expenses
Research and development                                        60,273          15,191
General and administrative                                     397,783         138,101
                                                          ------------    ------------
                                                               458,056         153,292

                                                          ------------    ------------
Loss from continuing operations, before income taxes          (434,583)       (153,292)

Income taxes                                                      --             2,099
                                                          ------------    ------------
Loss from continuing operations                               (434,583)       (151,193)

Income from discontinued operation, net of income taxes           --             4,075

                                                          ------------    ------------
Loss                                                      $   (434,583)   $   (147,118)
                                                          ============    ============

Weighted average number of shares                           12,071,066       7,877,747
         Basic loss per share                             $      (0.04)   $      (0.02)
                                                          ============    ============

Comprehensive loss
Loss                                                      $   (434,583)   $   (147,118)
Foreign Currency Translation Adjustment                         (2,442)        (24,325)
                                                          ------------    ------------
Comprehensive loss                                        $   (437,025)   $   (171,443)
                                                          ============    ============


See accompanying notes to consolidated financial statements.

                                          F-8

GLOBUS WIRELESS LTD.
Consolidated Statements of Operations

$ United States

Nine month periods ended July 31, 2000 and 1999
(Unaudited - Prepared by Management)
--------------------------------------------------------------------------------------
                                                              2000            1999
                                                          ------------    ------------
Engineering revenue                                       $     59,247    $       --

Sale of accessories                                             20,185            --
Cost of sales                                                   11,656            --
                                                          ------------    ------------
                                                                 8,529            --
                                                          ------------    ------------

Expenses                                                        67,776            --
Research and development                                       154,132          36,932
General and administrative                                     967,568         617,728
                                                          ------------    ------------
                                                             1,121,700         654,700
                                                          ------------    ------------

Loss from continuing operations, before income taxes        (1,053,924)       (654,700)

Income taxes                                                      --            11,279
                                                          ------------    ------------
Loss from continuing operations                             (1,053,924)       (643,700)

Income from discontinued operation, net of income taxes           --            21,895
                                                          ------------    ------------

Loss                                                      $ (1,053,924)   $   (621,526)

Weighted average number of shares                           11,815,206       7,344,342
Basic loss per share                                      $      (0.09)   $      (0.09)
                                                          ============    ============

Comprehensive loss
Loss                                                      $ (1,053,924)   $   (621,526)
Foreign currency translation adjustment                         (7,462)         19,290
                                                          ------------    ------------
Comprehensive loss                                        $ (1,061,386)   $   (602,236)
                                                          ============    ============


See accompanying notes to consolidated financial statements.

                                         F-9


GLOBUS WIRELESS LTD.
Consolidated Statement of Stockholders' Equity

$ United States

Nine month period ended July 31, 2000
(Unaudited - Prepared by Management)
------------------------------------------------------------------------------------------------------------------
                                                            Additional                    Other          Total
                                      Capital Stock          Paid -in    Accumulated   Comprehensive  Shockholders
                                   Shares      Amount        Capital       Deficit        Income         Equity
                                -----------  -----------   -----------   -----------    -----------    -----------
Balance, October 31, 1999       11,079,930   $    11,080   $ 4,714,212   $(4,344,891)   $   (12,601)   $   367,800

Issued for cash
  (note 2)                         712,358           712     1,325,905          --             --        1,326,617

Issued for subscriptions
  for common stock (note 2)        431,500           432       382,195          --             --          382,627

Compensation cost of
  options issued to
  employees (note 3)                  --            --          29,153          --             --           29,153

Compensation cost of
  warrants issued to non-
  employees (note 4)                  --            --          39,000          --             --           39,000

Loss  for the nine month
  period ended July 31, 2000          --            --            --      (1,053,924)          --       (1,053,924)

Foreign currency translation
  adjustment                          --            --            --            --           (7,462)        (7,462)
                               -----------   -----------   -----------   -----------    -----------    -----------

Balance, July 31, 2000
  (Unaudited)                   12,223,788   $    12,224   $ 6,490,465   $(5,398,815)   $   (20,063)   $ 1,083,811
                               ===========   ===========   ===========   ===========    ===========    ===========


See accompanying notes to consolidated financial statements.

                                                    F-10

GLOBUS WIRELESS LTD.
Consolidated Statements of Cash Flows

$ United States

Nine month periods ended July 31, 2000 and 1999
(Unaudited - Prepared by Management)
--------------------------------------------------------------------------------
                                                         2000           1999
                                                     -----------    -----------

Net cash flows used in operating activities          $  (992,888)   $  (303,405)

Cash flows from investing activities:
Purchase of equipment                                   (157,232)      (156,742)
Loans and other advances                                 (26,725)          --
Purchase of marketable security                         (199,012)          --
                                                     -----------    -----------
                                                        (382,969)      (156,742)

Cash flows from financing activities:
Common stock issued for cash                           1,326,617        872,955
Repayment of note payable                                 (1,121)          (833)
     Increase in due to shareholder                         --         (143,830)
                                                     -----------    -----------
                                                       1,325,496        728,292

Effect of exchange rate changes on cash balances          (7,462)        19,290
                                                     -----------    -----------

Increase (decrease) in cash                              (57,823)       287,435

Cash, beginning of period                                487,562         31,673
                                                     -----------    -----------

Cash, end of period                                  $   429,739    $   319,108
                                                     ===========    ===========

Supplementary information
    Interest paid                                    $      --      $      --
Income taxes paid                                           --             --
                                                     ===========    ===========

Non-cash financing activities (note 2)

See accompanying notes to consolidated financial statements.

GLOBUS WIRELESS LTD.

Notes to Consolidated Financial Statements

$ United States

Nine month period ended July 31, 2000
(Unaudited - Prepared by Management)
--------------------------------------------------------------------------------

1.   Significant accounting policies:

     a) The accompanying financial statements as at July 31, 2000 and for the three and nine month periods ended July 31, 2000 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring items) necessary for the fair presentation of these unaudited financial statements in conformity with generally accepted accounting principles have been made.

     b) The Company's subsidiary Celltech Research Inc., operates in Canada and its operations are conducted in Canadian currency. However, the functional currency has been determined to be United States dollars. The method of translation applied is as follows:

          i. Monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, being US $1.00 per Cdn $1.477 at July 31, 2000;

          ii. Non-monetary assets and liabilities are translated at the exchange rate in effect at the transaction date;

          iii. Revenues and expenses are translated at the exchange rate in effect at the transaction date; and

          iv. The net adjustment arising from the translation is recorded as a separate component of stockholders' equity called "Accumulated other comprehensive income."

     c)   Basic loss per share

          Basic loss per share has been calculated using the weighted average number of common shares outstanding during the period. The effect of stock options outstanding during the period have not been included in the computation because to do so would be anti-dilutive.

2.   Issuance of common stock:

     During the nine month period ended July 31, 2000, the Company issued the following common stock:

     712,358 shares for cash proceeds of  $1,326,647.
     431,500 shares for $382,627 in share subscriptions received prior to October 31, 1999.

     As both the 431,500 shares referred to above, the stock options referred to in note 3 and the notes referred to in note 4 b) were non-cash transactions for the period ended July 31, 2000, they are not reflected in the statement of cash flows.

GLOBUS WIRELESS LTD.
Notes to Consolidated Financial Statements

$ United States

Nine month period ended July 31, 2000
(Unaudited - Prepared by Management)
--------------------------------------------------------------------------------

3.   Stock options:

     The Company applies APB Opinion No. 25 in accounting for employee stock options whereby compensation cost is recorded only to the extent that the market price exceeds the exercise price at the date of grant. Options granted to non-employees are accounted for at their fair value at the date of grant.

     During the nine month period ended July 31, 2000, the Company granted 119,000 common share options with exercise prices fixed at 85% of the market value of the Company's common shares at the grant date. Accordingly, compensation cost of $29,153, representing the excess of the market price over the exercise price of the options granted, has been included in the determination of the loss for the period.

4.   Contingencies:

     a) Pursuant to a technology licensing agreement, the Company was required to make periodic payments to an individual who is the Company's founder, major stockholder and former President. Technology license payments owing under the agreement have amounted to approximately $240,000 at October 31, 1999 and $330,000 at July 31, 2000.

          During 1999, the Company launched a lawsuit against its former President for breach of his fiduciary duties. As part of its claims against its former President, the Company contends that its obligations under the agreement have been eliminated. Consequently, no accrual for technology license payments has been made as at October 31, 1999 and July 31, 2000.

     b) On May 8, 2000, the Company signed a letter of agreement with Coleman and Company Securities Inc. to secure investors for the Company. In consideration for these services, the Company is required to:

          i.   pay a monthly cash fee of $5,000;

          ii. issue, within 30 days, 100,000 share purchase warrants with an exercise price of $4.00 per share, exercisable for a period of 5 years; and

          iii. issue, within 30 days, an additional 100,000 share purchase warrants with an exercise price of $5.00 per share, exercisable for a period of 5 years, vesting 20,000 warrants every 30 days from the execution of the letter.

          The fair value of $39,000 of these warrants has been determined using the Black Scholes Method using an expected life of six months, volatility factor of 25%, risk free rate of 5.5% and no assumed dividend rate and has been included in the determination of the loss for the period.

GLOBUS WIRELESS LTD.
Notes to Consolidated Financial Statements

$ United States

Nine month period ended July 31, 2000
(Unaudited - Prepared by Management)
--------------------------------------------------------------------------------

5.   Depreciation:

     Depreciation for the nine month period ended July 31, 2000 was $51,142.

6.   Subsequent Events:

     a) Subsequent to July 31, 2000, the Company issued 40,000 common shares for investor relations consulting services. The shares vest in increments of 10,000 on August 1, 2000, November 1, 2000, February 1, 2001 and May 1, 2001. The fair value of the services to be received, aggregating $120,000 is equivalent to the fair market value of the shares issued.

     b) Subsequent to July 31, 2000, the Company issued 93,833 common shares for notes receivable, aggregating $184,854 from the exercise of employee stock options. The notes receivable do not bear interest, are due within 364 days and are secured by the common shares issued.

REPORT OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
Globus Wireless Ltd.


We have audited the accompanying balance sheet of Globus Wireless Ltd. as of October 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the years ended October 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Globus Wireless Ltd. as of October 31, 1999, and the results of its operations, and its cash flows for the years ended October 31, 1999 and 1998, in conformity with generally accepted accounting principles.



/s/ James E. Scheifley & Associates, P.C.
-----------------------------------------
James E. Scheifley & Associates, P.C.
Certified Public Accountants

Denver, Colorado
April 4, 2000

Globus Wireless Ltd.
Balance Sheet
October 31, 1999

                                     ASSETS
Current assets:
  Cash                                                              $   487,562
  Accounts receivable, other                                             35,197
  Prepaid expenses                                                       62,432
                                                                    -----------
      Total current assets                                              585,191
Property and equipment, at cost, less
  accumulated depreciation of $91,236                                   290,351

Other assets                                                             16,111
                                                                    -----------
                                                                    $   891,653
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                  $    76,869
  Accrued expenses                                                       11,393
  Note payable                                                            1,121
  Accrued expenses - related party                                       51,843
                                                                    -----------
      Total current liabilities                                         141,226

Stockholders' equity:
 Preferred stock, $.001 par value, 20,000,000 shares authorized,           --
  Common stock, $.001 par value, 100,000,000 shares authorized,
  11,079,930 shares issued and outstanding                               11,080
 Additional paid-in capital                                           4,721,710
 Subscriptions to common stock                                          382,627
 Foreign exchange adjustment                                            (12,601)
 (Deficit)                                                           (4,352,391)
                                                                    -----------
                                                                        750,427
                                                                    -----------
                                                                    $   891,653
                                                                    ===========


See accompanying notes to financial statements.

Globus Wireless Ltd.
Statements of Operations
Years Ended October 31, 1999 and 1998

                                                         1999           1998
Revenue:                                             -----------    -----------
 Sales                                               $      --      $      --
 Other income                                              3,171         10,129
                                                     -----------    -----------
                                                           3,171         10,129

Other costs and expenses:
 General and administrative                              802,704        687,003
 Research and development                                 70,745         67,685
                                                     -----------    -----------
                                                         873,449        754,689
                                                     -----------    -----------
Income (loss) from continuing operations                (870,278)      (744,560)

Other income and (expense):
 Other income & expense                                   22,150           --
 Interest expense                                         (3,709)        (8,868)
                                                     -----------    -----------
                                                          18,441         (8,868)
                                                     -----------    -----------
Income (loss) from continuing operations
 before income taxes                                    (851,837)      (753,428)
Provision for income taxes                                  --            2,340
                                                     -----------    -----------
Income (loss) from continuing operations                (851,837)      (751,088)

Income (loss) from discontinued operation
 net of income taxes of $2,340                              --           13,252
                                                     -----------    -----------
  Net income (loss)                                  $  (844,337)   $  (737,836)
                                                     ===========    ===========

Basic earnings (loss) per share:
 Net income (loss) from continuing operations        $     (0.10)   $     (0.10)
 Net income (loss) from discontinued operation              --             0.01
                                                     -----------    -----------
                                                     $     (0.10)   $     (0.09)
                                                     ===========    ===========

 Weighted average shares outstanding                   8,742,127      7,224,437
                                                     ===========    ===========

  Net income (loss)                                  $  (851,837)   $  (737,836)
   Foreign exchange gain (loss) net of
    income taxes                                         (24,259)        26,058
                                                     -----------    -----------
  Comprehensive income (loss)                        $  (876,096)   $  (711,778)
                                                     ===========    ===========

                 See accompanying notes to financial statements.


                                                  Globus Wireless Ltd.
                                     Statement of Changes in Stockholders' Equity
                                               For the Periods Indicated


                                                                  Additional                                    Foreign
                                       Common        Stock         Paid -in        Stock       Accumulated      Exchange
         ACTIVITY                      Shares        Amount        Capital     Subscriptions     Deficit       Adjustment
                                   -----------    -----------    -----------    -----------    -----------    -----------
Balance, October 31, 1997            6,960,813    $     6,960    $ 3,243,115    $   (97,276)   $(2,762,718)   $   (15,327)

Exercise of warrants and options
 for cash                              156,343            157         47,794                          --             --
Stock issued for services or
 equipment                             310,055            310        152,605                          --             --
Stock sold for cash by private
 placement                              72,500             73         50,876
Shares returned by officer            (755,000)          (755)      (169,120)          --

Amortization of unpaid
 subscriptions                                                                       97,276
Foreign exchange (loss)                   --             --             --                            --           39,482
Net (loss) for the year ended
 October 31, 1998                         --             --             --                        (737,836)          --
                                   -----------    -----------    -----------    -----------    -----------    -----------
Balance, October 31, 1998            6,744,711          6,745      3,325,270           --       (3,500,554)        24,155

Exercise of warrants and options
 for cash                            3,081,813          3,082        964,209                          --             --
Compensation value of options             --           28,100
Stock issued for services or
 equipment                             291,927            292        125,849                          --             --
Stock issued for debt conversion       238,055            238        128,312
 Options exercised for notes
 receivable                            723,424            723        149,975       (150,698)
Common stock subscribed for cash          --             --             --          435,475

Stock subscribed for lawsuit
 settlement                                                                          97,850

Foreign exchange (loss)                   --             --             --                            --          (36,756)
Net (loss) for the year ended
 October 31, 1999                         --             --             --                        (851,837)          --
                                   -----------    -----------    -----------    -----------    -----------    -----------
Balance, October 31, 1999           11,079,930    $    11,080    $ 4,721,712    $   382,627    $(4,344,891)   $   (12,601)
                                   ===========    ===========    ===========    ===========    ===========    ===========


                                    See accompanying notes to financial statements.

                                                         F-18

Globus Wireless Ltd.
Statements of Cash Flows
Years Ended October 31, 1999 and 1998

                                                         1999           1998
                                                     -----------    -----------
Net income (loss)                                    $  (851,837)   $  (737,836)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization                          49,133         16,446
   Stock and options issued for services                 126,141        150,630
   Stock subscribed for lawsuit settlement                97,850
   Conpensation value of options issued                   20,600          4,520
   Salary and license costs and expenses
    converted to officer loans                           (56,624)       210,000
   Amortization of unpaid stock subscriptions               --           97,276
   Foreign exchange translation adjustment                39,483        (36,756)
Changes in assets and liabilities:
    (Increase) decrease in accounts receivable           (29,635)        90,512
    (Increase) decrease in net assets of
      discontinued operation                              56,647          1,075
    (Increase) decrease in prepaid expenses              (60,606)           646
    Increase (Decrease) in accounts payable               68,664         (7,033)
                                                     -----------    -----------
       Total adjustments                                 319,151        527,317
                                                     -----------    -----------
  Net cash provided by (used in)
   operating activities                                  532,686       (210,519)
                                                     -----------    -----------

Cash flows from investing activities:
  Purchase of equipment                                 (277,582)       (41,193)
                                                     -----------    -----------
  Net cash provided by (used in)
   financing activities                                 (277,582)       (41,193)

Cash flows from financing activities:
  Common stock sold for cash                           1,402,763         98,900
  Repayment of notes payable                                (769)          (142)
  Advances from officer                                   14,975          2,714
  Repayment of officer loans                            (150,812)      (167,221)
                                                     -----------    -----------
  Net cash provided by (used in)
   financing activities                                1,266,157        (65,749)
                                                     -----------    -----------
Increase (decrease) in cash                              455,889       (317,461)
Cash and cash equivalents,
 beginning of period                                      31,673        349,133
                                                     -----------    -----------
Cash and cash equivalents,
 end of period                                           487,562    $    31,673
                                                     ===========    ===========

                 See accompanying notes to financial statements.

Globus Cellular Ltd.
Statements of Cash Flows
Years Ended October 31, 1999 and 1998

                                                             1999         1998
                                                           --------     --------
Supplemental cash flow information:
   Cash paid for interest                                  $  3,709     $  8,868
   Cash paid for income taxes                              $   --       $   --


Non-cash investing and financing activities:
   Equipment finaqnced by note payable                     $   --       $  1,984
   Abandonment of leasehold improvements                   $   --       $  4,518
   Return of common stock by officer                       $   --       $169,875
   Converstion of officer loan to stock                    $128,550         --




                 See accompanying notes to financial statements.

Globus Wireless Ltd.
Notes to Financial Statements

Note 1. Business and Significant Accounting Policies

Business

The Company manufactures and distributes a cellular telephone radiation shielding product which universally fits most cellular phones and formerly distributed other radiation shielding products, X-ray film and film development products manufactured by others to customers in the medical and veterinary fields. During the year ended October 31, 1999, the Company disposed of the net assets and operations of its X-ray products division. The Company is also developing advanced antenna designs that incorporate the Company's proprietary shielding technology. Prior to 1999, the Company was known as Globus Cellular Ltd.

The Company was incorporated in the State of Nevada on June 10, 1987.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, in banks and all highly liquid investments with maturity of three months or less when purchased. Cash equivalents are stated at cost that approximates market.

Inventories

Inventories, which consist primarily of finished goods, are valued at the lower of cost or market. Cost is determined using the first in, first-out (FIFO) method.

Prepaid Expenses

Prepaid expenses consist primarily of prepayments relating to advertising and marketing.

Property and Equipment

Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in operations for the period. The cost of repairs and maintenance is charged to operations as incurred and significant renewals or betterments are capitalized. Depreciation has been provided using both straight-line and accelerated methods over the useful lives of the assets, ranging from three to ten years.

Foreign Currency Translation

The financial statements are presented in United States dollars. The Company has significant Canadian operations, however United States dollars are considered its functional currency.

Monetary assets and liabilities are translated into United States dollars at the balance sheet date rate of exchange and non-monetary assets and liabilities at historical rates. Revenues and expenses are translated at appropriate transaction date rates. Net gains or losses arising on translation are reflected a separate component of stockholders' equity

Loss Per Share

In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 supersedes and simplifies the existing computational guidelines under Accounting Principles Board ("APB") Opinion No. 15, "Earnings Per Share." The statement is effective for financial statements issued for periods ending after December 15, 1997. Among other changes, SFAS No. 128 eliminates the presentation of primary earnings per share and replaces it with basic earnings per share for which common stock equivalents are not considered in the computation. It also revises the computation of diluted earnings per share. The Company has adopted SFAS No. 128 and there is no material impact to the Company's earnings per share, financial condition, or results of operations. The Company's earnings per share have been restated for all periods presented to be consistent with SFAS No. 128.

Basic loss per share for periods presented has been computed using the weighted average number of shares of common stock outstanding during the periods presented. Common stock equivalents are excluded from the computation as their effect would be anti-dilutive.

Revenue Recognition

Sales are recognized at the time goods are shipped. Revenue from the sale of license distribution rights is recorded when the licensee commences product operations.

Advertising Expenses

Advertising expenses are charged to expense upon first showing. Amounts charged to expense were $5,422 and $679 for the periods ended October 31, 1999 and 1998, respectively.

Income Taxes

Effective July 1, 1993, the Company adopted the provisions of Financial Accounting Standards Board Statement No.109 (Statement No.109), Accounting for Income Taxes. Statement No.109 requires that deferred taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts. At the date of adoption of Statement No. 109, there was no material effect on the Company's financial statements.

Prior to July 1, 1993, the Company accounted for income taxes using the deferred method. As of October 31, 1999 the Company has accumulated net operating losses available to offset future taxable income of approximately $4,341,000, expiring $72,000 in 2008, $370,000 in 2009, $700,000 in 2010, $734,000 in 2011, $884,000
in 2012, $740,000 in 2013 and $851,000 in 2014. The Company has fully reserved the deferred tax asset that would arise from the loss carryforward (approximately $1,476,000) since the Company believes that it is more likely than not that future income from operations will not be available to utilize the deferred tax asset. The increase in the deferred tax asset and related reserve applicable to the 1999 operating loss was approximately $290,000.

Estimates

Management of the Company uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that management uses.

Fair value of financial instruments

The Company's short-term financial instruments consist of cash and cash equivalents, accounts and loans receivable, and accounts payable and accruals. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable, trade.

Stock-based Compensation

The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees, and has provided in Note 6 pro forma disclosures of the effect on net income and earnings per share as if the fair value-based method prescribed by FAS 123 had been applied in measuring compensation expense.

New Accounting Pronouncements

SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification of financial statements of financial statements for earlier periods will be required for comparative purposes. To date, the Company has engaged in transactions that would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement. The Company's accounting for foreign currency translation adjustments may be affected by SFAS No. 130.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Cost of Start-up Activities". This SOP requires that the cost of start-up activities, or one-time activities that relate to the opening of a new facility and organizational cost be expensed as incurred instead of being capitalized. This SOP must be implemented by no later than the first quarter of 1999 at which time the write-off of any unamortized pre-opening costs or organization cost will be reported as a cumulative effect of a change in accounting principle in the statement of operations. The Company adopted the statement upon its issuance, however, the Companies organization costs had been fully amortized in prior years.

Note 2.  Property and Equipment

At October 31, 1999 Property and equipment consists of:

    Machinery and office equipment       $ 54,483
    Leasehold improvements                 78,863
    Computer software                       8,363
    Research and development equipment    239,878
                                         --------
                                          381,587
Less accumulated depreciation              91,236
                                         --------
                                         $290,351


Depreciation charged to expense was $40,255 and $16,687 for the years ended October 31, 1999 and 1998, respectively.

Note 3. Commitments and Contingencies

The Company has an agreement with Dr. Paul F. Bickert (its founder, major stockholder and former President) to pay Dr. Bickert lease of technology payments of $10,000 (US) monthly for the technology utilized in the Company's products. This agreement expires in 2002, with an option to renew.

The Company commenced a lawsuit against Paul F. Bickert in the British Columbia Supreme Court in December of 1999, claiming, among other things, that he breached his legal duties by improperly asserting his inventorship and ownership of a certain technology that rightfully belongs to the Company. The Company seeks, among other things, a declaration that that certain technology belongs to the Company and corollary relief (in particular, that the license technology license agreements, based on Bickert's asserted ownership of that certain technology, are void accordingly). Bickert filed a Defense and Counterclaim. Therein, he denied the Company's claims, and counterclaimed to seek a declaration that certain technology license agreements are valid and subsisting, and that he be paid compensation being the issuance of 755,000 shares of the Company to him or equitable damages in lieu, and "judgment for monies due and owing in an amount to be determined by this Honourable Court" that he estimates to be in excess of $600,000, plus unspecified damages and interest.

Based only on the information received from the Company to date, and relying on its accuracy, the Company's attorney's are of the opinion that the Company's claims are more likely to succeed than not.

In connection with the lawsuit the Company has ceased all accruals of technology lease payments for the year ended October 31, 1999 amounting to $120,000 per year and had reversed accruals of unpaid technology lease accruals for the year ended October 31, 1998 amounting to $120,000. The reversal of the accrual for 1998 has been accounted for as a change in accounting estimate and therefore no adjustment to the prior year financial statements has been made. Additionally, the Company suspended all unexercised options to purchase its common stock held by the stockholder.

The Company entered into one to three year employment contracts with three of its officers that provide aggregate monthly compensation of $12,500. The contracts provide for unspecified periodic bonus payments and options to purchase common stock of the Company at $.85 to $3.00 per share. An aggregate of 300,000 options to purchase stock at $.85 per share of which 83,334 were fully vested at the respective contract dates were awarded and 33,334 were exercised during the year.

The vested shares included an aggregate of $28,100 of compensation expense as a result of an exercise price that was less than the fair value of the options at the grant date. Vesting of the remaining $.85 options is contingent upon attainment of specified corporate goals contained in the agreements and may include additional compensation expense that will be recorded as the goals are realized. An aggregate of 350,000 options exercisable at $3.00 per share were awarded. Vesting of the remaining $3.00 options is contingent upon attainment of specified and unspecified corporate goals contained in the agreements and may include additional compensation expense that will be recorded as the goals are realized.

During 1996, the Company began selling distribution rights to products included in its line of X-ray film and developer catalogue. The distribution rights covered certain eastern provinces in Canada and other territories outside of Canada. The Company had been purchasing developer products exclusively from Idex International Corp., a company now in bankruptcy. The Company has substituted developer chemicals purchased from a new supplier to its distributors.

A successor company to Idex, 2834332 Canada Inc., has filed an action in the Supreme Court of the State of New York claiming that the Company has fraudulently misrepresented that it was the worldwide licensee or holder of worldwide rights to distribute the X-ray developing technology belonging to Idex. The claim seeks the return of $200,000 of distribution rights income plus interest and unspecified punitive damages. The Company settled the lawsuit by way of a settlement agreement dated September 27, 1999 whereby the Company will issue 47,500 shares of its restricted common stock. The Company has recorded $97,850 of expense related to the settlement based upon the closing bid price of the common stock at the settlement date. The shares remained unissued at October 31, 1999 and the value thereof is included in subscriptions to common stock.

Notes 4. Related Party Transactions

The former President and General Manager of the Company, Dr. Paul Bickert is the founder of the Company. Dr. Bickert and his wife jointly is the Company's largest stockholder.

The Company has an exclusive four-year lease on the cellular phone user protection technology from Dr. Bickert. The Company possesses the exclusive right to sublease or sell this technology to others. The technology lease is the subject of a lawsuit described in Note 3.

The Company leases its office and research facility from the stockholder on a month-to-month basis at a rate of $2,267 per month.

Dr. Bickert had net loan balances due from the Company for cash advances and unpaid salary and technology lease payments totaling $51 843 and $372,885 at October 31, 1999 and 1998 respectively.

During the year ended October 31, 1998, the Company received cash advances from the stockholder amounting to $2,714 and repaid advances in the amount of $167,221. Additionally, the Company cancelled 755,000 shares of common stock, which had been authorized by the Company and issued by its transfer agent in prior years as repayment of amounts due the stockholder. The shares returned had a fair value of $169,875 and such amount has been added to the officer loan account. The loan account was also increased by $210,000 during 1998 due to technology lease and salary payments due to the stockholder. The amount due for technology payments ($120,000) was reversed in 1999 due to the lawsuit disclosed in Note 3. The reversal is included in other income and expense in the accompanying financial statements.

During the year ended October 31, 1999, the Company incurred salary expense of $45,000 and other expenses including rent of $18,143 in favor of the former officer and received cash advances of $10,287. During the year ended October 31, 1999, the Company made cash payments of $150,812 to the officer and issued to him 238,055 shares of common stock valued at $128,550 based upon the bid price of the Company's common stock at the date the issuance was approved.


Note 5. Stockholders' Equity

During the year ended October 31, 1999, the Company issued 3,081,813 shares of its common stock pursuant to the exercise of warrants and options for cash aggregating $697,288. The warrants were issued in connection with a 1997 private placement as described. No outstanding warrants remain outstanding at October 31, 1999.

Additionally during 1999, the Company issued an aggregate of 291,927 shares of its common stock to individuals or entities that had provided goods or services to the Company during the year. The shares were valued at the fair value of the common stock issued at the date the issuance was authorized by the board of directors. The aggregate value of the goods and services provided to the Company was $126,141.

Additionally during 1999, the Company accepted subscriptions for the issuance of 843,250 shares of its common stock for cash aggregating $435,475. The shares remained unissued at October 31, 1999 and the fair value thereof is included in subscriptions to common stock.

During the year ended October 31, 1998, the Company issued 156,343 shares of its common stock pursuant to the exercise of warrants for cash aggregating $47,951. The "A" warrants were issued in connection with a 1997 private placement of the Company's common stock and had an original exercise price of $.87 per share. During August, 1998 the Company's board of directors authorized a limited time discount of the exercise price to warrant holders wishing to exercise all or part of their outstanding warrants. The exercise price was discounted to $.31 per share due to the Company's need for additional equity capital and a decline in the fair value of its common stock. Warrant holders who exercised during the discount period were awarded "B" warrants exercisable at $.53 per share for one year on a one warrant for one share purchased basis.

Additionally during 1998, the Company issued an aggregate of 310,055 shares of its common stock to individuals or entities that had provided goods or services to the Company during the year. The shares were valued at the fair value of the common stock issued at the date the issuance was authorized by the board of directors. The aggregate value of the goods and services provided to the Company was $264,967.

No dividends have been declared since the inception of the Company nor does the Company anticipate that dividends will be declared in the ensuing fiscal year.

As of October 31, 1999, the Company had outstanding options to purchase and aggregate of 12,121 shares of its common stock by officers and directors at an exercise price of $.165. The options were granted during the years ended October 31, 1995 and 1996.

Also at October 31, 1999 the Company had options to purchase an aggregate of 250,000 shares of common stock at $.85 per share and 300,000 shares of common stock at $3.00 per share that were granted in connection with the employment contracts described in Note 3. Additionally, the Company awarded two members of its Board of Directors options to purchase an aggregate of 43,332 shares of common stock at $1.0625 per share.

During the year ended October 31, 1997 the Company established a non-statutory stock option plan to benefit employees, officers, directors, consultants and others providing services to the Company. The Company has reserved 500,000 shares of common stock for issuance in connection with option grants made pursuant to the plan.

The purchase price for shares granted under the plan shall not be less than 85% of the fair market value of the stock on the grant date. No shares have been granted under the plan as of the date of these financial statements.

The weighted average fair value at the date of grant for warrants and options granted during 1999 and 1998 was $.12 and $ .12 per option. The fair value of the options at the date of grant was estimated using the Black-Scholes model with assumptions as follows:

Stock based compensation costs would have increased pretax losses by approximately $113,800 and $28,000 in 1999 and 1998 ($.01 and $.00 per share) if the fair value of the warrants granted had been recognized as compensation expense.

                      Auditors' Report to the stockholders

We have audited the accompanying balance sheets of Edge Continental Inc. as at July 31, 2000 and 1999, and the statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Company as at July 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company, to date, has cumulative losses since inception of $179,338. This factor, among others, as discussed in Note 1 a), raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


signed "KPMG LLP"


Kelowna, Canada

November 24, 2000

Edge Continental Inc.

Balance Sheets
$ United States
July 31, 2000 and 1999

                                     Assets
                                                         2000           1999
                                                     -----------    -----------
Current
     Cash                                            $    38,070    $    40,994
     Accounts receivable (net of allowance
       of $21,582, 1999 - $nil)                          399,878        312,695
     Advances to shareholders (note 2)                    74,731         33,874
     Inventory                                           303,870        427,538
     Prepaid expenses and deposits on inventory          266,234         23,657
                                                     -----------    -----------
                                                       1,082,783        838,758

Capital assets (note 3)                                   85,446         17,761
                                                     -----------    -----------

                                                     $ 1,168,229    $   856,519
                                                     ===========    ===========

                    Liabilities and Shareholders' Deficiency

Current
     Accounts payable and accrued liabilities        $   609,494    $   328,413
     Advances from related parties (note 4)               38,726         38,957
     Loans payable to related parties (note 5)           697,667        489,278
                                                     -----------    -----------
                                                       1,345,887        856,648

Shareholders' deficiency
     Share capital (note 6)                                   13             13
     Deficit                                            (179,338)          (182)
     Cumulative translation adjustment                     1,667             40
                                                     -----------    -----------
                                                        (177,658)          (129)
                                                     -----------    -----------
Commitments (note 8)
                                                     $ 1,168,229    $   856,519
                                                     ===========    ===========

See accompanying notes to financial statements.

Approved by the Board:

                                    ,  Director
-----------------------------------

                                    ,  Director
-----------------------------------

Edge Continental Inc.

Statements of Operations and Deficit
$ United States
Years ended July 31, 2000 and 1999


                                                        2000            1999
                                                    -----------     -----------

Sales                                               $ 5,851,634     $ 5,983,435
Cost of sales                                        (5,313,103)     (5,551,492)
                                                    -----------     -----------
                                                        538,531         431,943

Expenses
     Amortization                                        15,451           2,601
     General and administrative                         580,625         386,561
     Interest                                           121,611          42,963
                                                    -----------     -----------
                                                        717,687         432,125
                                                    -----------     -----------

Loss                                                   (179,156)           (182)

Shareholders' deficiency, beginning of year                (182)           --
                                                    -----------     -----------

Shareholders' deficiency, end of year               $  (179,338)    $      (182)
                                                    ===========     ===========



See accompanying notes to financial statements.

Edge Continental Inc.

Statements of Cash Flows
$ United States
Years ended July 31, 2000 and 1999

                                                           2000          1999
                                                         ---------    ---------
Cash provided by (used in):

Operating activities
     Loss                                                $(179,156)   $    (182)
     Item not involving cash:
       Amortization                                         15,451        2,601
     Changes in non-cash operating working capital
        Accounts receivable                                (87,183)    (312,695)
        Inventory                                          123,668     (427,538)
        Prepaid expenses and deposits on inventory        (242,577)     (23,657)
        Accounts payable and accrued liabilities           281,081      328,413
                                                         ---------    ---------
                                                           (88,716)    (433,058)

Financing activities
     Advances from (to) related parties                       (231)      38,957
     Advances to shareholders                              (40,857)     (33,874)
     Shares issued for cash                                   --             13
     Loans payable                                         208,389      489,278
                                                         ---------    ---------
                                                           167,301      494,374

Investing activities
     Purchase of capital assets                            (83,136)     (20,362)

Translation adjustment                                       1,627           40
                                                         ---------    ---------

(Decrease) increase in cash                                 (2,924)      40,994

Cash, beginning of year                                     40,994         --
                                                         ---------    ---------

Cash, end of year                                        $  38,070    $  40,994
                                                         =========    =========


Supplementary information
       Interest paid                                     $ 116,816    $  40,078
       Income taxes paid                                      --           --
                                                         =========    =========


                 See accompanying notes to financial statements.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

The Company was incorporated under the laws of the Province of Ontario on April 7, 1998 and was inactive until October 1, 1998. The major activity of the Company is the wholesale distribution of cellular phones and related accessories in North America.

1.   Accounting Policies:

     (a)  Basis of Presentation

          These financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. As shown in the financial statements, to date, the Company has an accumulated deficit of $179,338. This factor, among others, raises substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent on its ability to generate future profitable operations and to receive continued financial support from its shareholders and other investors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management of the company in pursuing additional sources of financing (see note 9) and plans to achieve profitable operations through increased future sales.

     (b)  Use of estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Inventory

          Inventory is recorded at the lower of cost, determined on an average cost basis, and net realizable value.

     (d)  Capital assets

          Capital assets are recorded at cost. Amortization is provided annually on a straight-line basis over the assets' estimated useful lives as follows:

               Computer equipment                     5 years
               Computer software                      3 years
               Furniture and fixtures                 5 years
               Leasehold improvements                 3 years

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

1.   Accounting Policies (continued):

     (e)  Revenue recognition

          Revenue is recognized at the time of shipment of inventory when the risks and rewards of ownership have transferred to the customer.

     (f)  Income taxes

          Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Although the Company has loss carryforwards available, no amount has been reflected on the balance sheet for deferred income taxes as any deferred income tax asset has been fully offset by a valuation allowance.

     (g)  Translation of financial statements

          These statements have been translated into United States dollars. The method of translation applied is as follows:

          i) Assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, being US $1.00 per Cdn $1.4870 at July 31, 2000 and US $1.00 per Cdn $1.5063 at July 31, 1999.

          ii) Revenues and expenses are translated at the exchange rate in effect at the transaction date.

          iii) The net adjustment arising from the translation is recorded in a separate component of shareholders' deficiency called "Cumulative translation adjustment".

     (h)  Financial instruments

          The fair values of cash, accounts receivable and accounts payable and accrued liabilities approximate their carrying values due to the relatively short period to maturity of these instruments. The fair values of advances to/from shareholders and related parties and loans payable to related parties are not determinable due to the related party nature of the amounts and the absence of a trading market for such instruments. The maximum credit risk exposure for all financial assets is the carrying amount of that asset.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

2.   Advances to shareholders:

     Advances to shareholders are non-interest bearing, have no stated terms of repayment and are unsecured.

3.   Capital assets:

     2000                                           Accumulated    Net Book
     ----                                  Cost     Amortization    Value
                                         --------   ------------   --------
     Computer equipment                  $ 35,478     $  8,085     $ 27,393
     Computer software                     28,193        4,228       23,965
     Furniture and fixtures                33,102        5,067       28,035
     Leasehold improvements                 6,725          672        6,053
                                         --------     --------     --------

                                         $103,498     $ 18,052     $ 85,446
                                         ========     ========     ========


     1999                                            Accumulated    Net Book
     ----                                  Cost      Amortization    Value
                                          -------    ------------   --------
     Computer equipment                   $ 9,652      $   976      $ 8,676
     Furniture and fixtures                10,710        1,625        9,085
                                          -------      -------      -------

                                          $20,362      $ 2,601      $17,761
                                          =======      =======      =======


4.   Advances from related parties:

     Advances from related parties are non-interest bearing, have no stated terms of repayment and are secured by a general security agreement over the assets of the Company. The related parties are the spouses of the shareholders.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

5.   Loans payable to related parties:

     The Company has loans payable at the following rates and terms:

                                                            2000       1999
                                                          --------   --------
     Note payable, due on demand, interest payable
     monthly at prime less 1%, secured by a general
     security agreement over the assets of the Company    $ 23,357   $   --

     Note payable, due on demand, non-interest bearing,
     secured by a general security agreement over the
     assets of the Company                                 235,373    132,775

     Note payable, due on demand, interest
     payable monthly at 13.5%, unsecured                      --       33,194

     Notes payable, due on demand,
     interest payable monthly at 20%, unsecured            127,572     26,555

     Notes payable, due on demand, interest payable
     monthly at 20%, secured by a general security
     agreement over the assets of the Company              297,915    260,240

     Notes payable, due on demand, interest payable
     monthly at 11%, secured by a general security
     agreement over the assets of the Company               13,450     13,278

     Note payable, due on demand, interest payable
     monthly at 12%, secured by a general security
     agreement over the assets of the Company                 --       23,236
                                                          --------   --------

                                                          $697,667   $489,278
                                                          ========   ========


     All of the above amounts are payable to related parties who are immediate family members of the shareholders except for $67,048 (1999 - $nil) of the unsecured loans payable bearing interest at 20%.

     During the year ended July 31, 2000, the Company paid interest of $79,348 (1999 - $40,078) on the loans payable to related parties.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

6.   Share capital:

                                                         Shares      Amount
                                                         ------      ------
     Authorized:
        Unlimited number of common shares
         Issued:
           Common shares issued for cash at
             CDN $0.10 per share                          2,000       $  13
                                                          -----       -----

     Balance, July 31, 2000 and 1999                      2,000       $  13
                                                          =====       =====


7.   Income taxes:

     As at July 31, 2000, the Company has the following amounts available to reduce future years' income for Canadian income tax purposes, the tax effect of which has not been recorded in the accounts:

     Non-capital losses carried forward available until the year:
     2006                                                          $    144
     2007                                                           185,907

     Amounts deducted for accounting purposes in
       excess of those deducted for income tax purposes              10,288
                                                                   --------

                                                                   $196,339
                                                                   ========


     No amount has been recorded for the above amounts as any tax asset has been fully offset by a valuation allowance.

8.   Commitments:

     The Company is committed to payments under operating leases for equipment, vehicles and buildings over the next five years as follows:

     2001 - $103,976; 2002 - $97,594; 2003 - $38,866; 2004 - $2,422; 2005 -
     $2,169.

9.   Subsequent Events:

     (a) On September 1, 2000 the Company's shareholders entered into a share purchase agreement under which all of the shareholders will exchange all of their shares of the Company for 300,000 common shares of Globus Wireless Ltd., the shares of which are listed and posted for trading on the NASD OTC bulletin board, and cash consideration totaling $672,495. This proposed transaction is subject to both shareholder and regulatory approval.

Edge Continental Inc.

Notes to Financial Statements
$ United States
Years ended July 31, 2000 and 1999
--------------------------------------------------------------------------------

     (b) Subsequent to July 31, 2000, the Company received $81,196 from a related party in exchange for a promissory note. The note bears interest at 36% per annum, is demand in nature and is secured by a general security agreement over the assets of the Company.

     (c) On August 31, 2000, the Company received $33,625 from a related party in exchange for a non-interest bearing promissory note and subsequently renegotiated this note and the $235,373 non-interest bearing note outstanding at July 31, 2000. The new note, aggregating $268,998, bears interest at 37.34% and is secured by a general security agreement over the assets of the Company.

10.  Related party transactions:

     General and administrative expense includes commissions of $47,603 (1999 - $10,763) paid to related parties.

11. Differences between Canadian and United States generally accepted accounting principles:

     In accordance with Statement of Financial Accounting Standards No. 130, the Company is required to disclose comprehensive income. Comprehensive income for each of the years ended July 31, 2000 and 1999 is:

                                                   2000             1999
                                                ---------        ---------
     Loss                                       $(179,156)       $    (182)
     Translation adjustment                         1,627               40
                                                ---------        ---------

     Comprehensive loss                         $(177,529)       $    (142)
                                                =========        =========